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                                                                  EXHIBIT  10.16



                  UNION CARBIDE COMPENSATION DEFERRAL PROGRAM


                (As Amended and Restated as of the Merger Date)
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                  UNION CARBIDE COMPENSATION DEFERRAL PROGRAM


                                   ARTICLE I
                                    PURPOSE


     1.1 The purpose of this Program is to (i) allow Eligible Employees under the Variable Compensation Plans to defer a portion or all of their Variable Compensation, (ii) allow Eligible Employees to defer a portion of their base salary, (iii) allow Eligible Employees to defer a portion or all of their lump sum payments otherwise payable from the SRIP and/or Equalization Plan, and (iv) restore to Eligible Employees a portion of their matching contribution under the Savings Program which is limited by restrictions imposed under Section 401(a)(17) of the Code.

     1.2 This Program, as amended and restated, shall be effective for amounts payable after the Merger Date.
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                                  ARTICLE II
                                  DEFINITIONS

     2.1   "Administrative Committee" means the Retirement Board of Dow.

     2.2 "Aggregate Compensation" means the sum of a Participant's Compensation and Deferred Compensation.

     2.3 "Annual Plan" means the 1994 Union Carbide Variable Compensation Plan or such successor plan thereto maintained by the Corporation.

     2.4 "Applicable Equity Investment Fund Rate" means the difference between (i) the value of each of the applicable investment funds elected by a Participant under Section 8.2 of this Program: Fidelity Asset Manager, Fidelity Equity Income Fund, Fidelity Growth Company Fund, Fidelity Contrafund and Fidelity Overseas Fund, determined on a fund by fund basis, as of the later of the Date of Deferral or the effective date of a Participant's election under
Section 8.2(c), and (ii) the relevant valuation date for determining the amount of earnings of such investment fund in accordance with Article VIII. Such value shall include any hypothetical dividends and hypothetical capital gains distributions paid on such investment fund during the period for which the Applicable Equity Investment Fund Rate is being determined, as if such hypothetical dividends or hypothetical capital gains distributions are reinvested when payable in additional shares of such fund. The value of a respective investment fund for purposes of this Section 2.4, shall mean the net asset value of such investment fund as reported by such fund.

     2.5 "Beneficiary" means the person, persons or estate entitled (as determined under Article VII) to receive payment under this Program following a Participant's death.

     2.6 A "Change in Control" means, with respect to Dow, the occurrence of the following:


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     (i)    any "person" or "group" within the meaning of Sections 13(d) and
            14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of Dow;

     (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of Dow or for any other matter or question with respect to more than 20% of the then outstanding voting securities of Dow;

     (iii) if during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.

            For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by Dow's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

     (iv) the stockholders of Dow approve a plan of complete liquidation or dissolution of Dow; or

     (v) there shall be consummated (x) a reorganization, merger or consolidation of all or substantially all of the assets of Dow (a "Business Combination"), unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of Dow and outstanding voting securities of Dow immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Dow or all or substantially all of Dow's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock of Dow and outstanding voting securities of Dow, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Dow or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from

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           such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Dow, provided, that the divestiture of less than substantially all of the assets of Dow in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur: (A) pursuant to Subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of Dow's then outstanding securities is acquired by one or more employee benefit plans maintained by Dow; or (B) pursuant to Subparagraph (v)(y) above, if the Board determines that any sale, lease, exchange or transfer does not involve substantially all of the assets of Dow.

          For the purpose of this Section 2.6, "Board" shall mean Board of Directors of Dow.

          2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.8 "Compensation Committee" means the Compensation Committee of the Board of Directors of Dow.

          2.9 "Compensation" means, solely for purposes of this Program, a Participant's taxable base salary, taxable Variable Compensation awarded under a Variable Compensation Plan and any compensation that is deferred by the Participant to any other plan maintained by the Corporation which satisfies the requirements of Code Sections 125 or 401(k).

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          2.10 "Corporation" means Union Carbide Corporation, a New York
Corporation, any predecessor thereof and any successor thereof by merger, consolidation or otherwise.

          2.11 "Date of Deferral" means (i) with respect to Variable Compensation, the date on which the Corporation issues checks for Variable Compensation awards for a given Service Year, (ii) with respect to base salary deferral, the date on which the relevant salary would be paid, (iii) with respect to matching contributions made by the Corporation pursuant to
Section 5.4 of this Program, December 31st and (iv) with respect to amounts which would otherwise have been paid from the SRIP or Equalization Plan, the date on which lump sum amounts would have otherwise been distributed in accordance with the terms of such Plan.

          2.12 "Deferred Compensation" means the amount of Compensation deferred by a Participant under this Program pursuant to Section 5.3 of this Program.

          2.13 "Disability" means a Participant's total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the Administrative Committee or its designee.

          2.14 "Dow" means The Dow Chemical Company, a Delaware corporation, any predecessor thereof, and any successor thereof by merger, consolidation or otherwise.

          2.15 "Dow Stock Value Rate" means the difference between the value of Dow's common stock as of (i) the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2(c) pursuant to which earnings shall accrue at the Dow Stock Value Rate and (ii) the relevant date of determination of the amount of earnings in accordance with Section 8.2 of this Program. Such value shall include the value of any

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hypothetical dividends paid on the common stock during the period for which the Dow Stock Value Rate is being determined, as if such hypothetical dividends were reinvested when payable (with no discount). The value of Dow's common stock for purposes of this Section 2.15 with respect to any relevant date of determination shall be determined in the same manner for the valuation of stock as is provided in the Savings Program.

          2.16 "Eligible Employee" means (i) an individual who, at the Date of Deferral, is employed in the United States by the Corporation, or one of its subsidiaries that is participating in this Program, and is a participant in the Annual Plan or the Mid-Management Plan or is otherwise approved for participation in this Program by the Compensation Committee.

          2.17 "Equalization Plan" means the Union Carbide Corporation Equalization Benefit Plan.

          2.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.19 "Fixed Income Rate" means the rate of interest for the Fixed Income Fund under the Savings Program, in effect from time to time.

          2.20 "Merger Date" shall mean the date that a subsidiary of Dow is merged into the Corporation.

          2.21 "Mid-Management Plan" means the 1994 Union Carbide Mid-Management Variable Compensation Plan.

          2.22 "Participant" means an Eligible Employee who (i) elects in advance to defer a portion of his or her base salary in accordance with
Section 5.3 of this Program, (ii) elects in advance to defer a portion or all of his or her Variable Compensation for a given Service Year under one of the Variable Compensation Plans in accordance with Article V.2 of this Program, if

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one were to be paid to such Participant for that year, and who is in fact subsequently awarded Variable Compensation for that year, payable during the following calendar year on the Date of Deferral, (iii) elects in advance under this Program to defer his or her lump sum distribution from the SRIP or Equalization Plan or (iv) is a participant in the Savings Program for a given calendar year and receives compensation (as defined in Section 1.13 of the Savings Program) for such calendar year in an amount which is in excess of the compensation which may be considered under Section 1.13 of the Savings Program because of the limitations imposed by Code Section 401(a)(17).

          2.23   "Program" means this Union Carbide Compensation Deferral
Program.

          2.24 "Retirement" means (a) for participants in the Retirement Program, the date on which a Participant attains age 65 or is eligible for a non-actuarially reduced pension benefit under the Retirement Program and actually retires from employment with the Corporation and (b) for those employees who are not participants in the Retirement Program, the date on which a Participant attains age 65, attains age 62 with at least 10 years of service or whose age and service totals at least 85 and actually retires from employment with the Corporation.

          2.25 "Retirement Program" means the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies.

          2.26 "Savings Program" means the Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies.

          2.27 "Service Year" means one of the calendar years on and after 2001, as to which an election may be made in accordance with Article V, and in respect of which Variable Compensation may be paid during the following calendar year on the Date of Deferral.

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          2.28   "SRIP" means the Union Carbide Corporation Supplemental
Retirement Income Plan.

          2.29   "UCC Discounted Stock Value Rate" means the UCC Stock
Value Rate, except that the value of the Corporation's common stock as of the Date of Deferral pursuant to which earnings shall accrue at the UCC Stock Value Rate shall be determined as if purchased at a ten percent (10%) discount. Notwithstanding the foregoing, effective as of the Merger Date, the UCC Discounted Stock Value Rate will no longer apply to deferrals made after the Merger Date and any election by a Participant to accrue earnings at the UCC Discounted Stock Value Rate shall be deemed to be an election, effective as of the Merger Date, to accrue earnings at the Dow Stock Value Rate.

         2.30 "UCC Stock Value Rate" means the difference between the value of the Corporation's common stock as of (i) the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2 pursuant to which earnings shall accrue at the UCC Stock Value Rate and (ii) the relevant date of determination of the amount of earnings in accordance with Section 8.2(c) of this Program. Such value shall include the value of any hypothetical dividends paid on the common stock during the period for which the UCC Stock Value Rate is being determined, as if such hypothetical dividends were reinvested when payable (at a five percent (5%) discount) in additional shares of the Corporation's common stock as determined on the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2(c) pursuant to which earnings shall accrue at the UCC Stock Value Rate. The value of the Corporation's common stock for purposes of this Section 2.30 with respect to any relevant date of determination shall be determined in the same manner as provided in the Savings Program.

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          2.31   "Unforeseen Emergency" means an event beyond the control of the
Participant that would result in severe financial hardship to the Participant if early withdrawal of the Participant's Variable Compensation deferral were not permitted. Whether a Participant has an Unforeseen Emergency shall be determined by the Administrative Committee, except that if a Participant is subject to
Section 16 of the Exchange Act, the Compensation Committee shall determine if such Participant has an Unforeseen Emergency.

          2.32 "Variable Compensation" means any amounts awarded in accordance with one of the Variable Compensation Plans.

          2.33 "Variable Compensation Plans" means, collectively, the Annual Plan, the Mid-Management Plan and any other variable compensation plan authorized by the Compensation Committee to participate in this Program.

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                                  ARTICLE III
                                ADMINISTRATION

          3.1 Except as otherwise indicated, the Compensation Committee shall supervise the administration and interpretation of this Program, may establish administrative regulations to further the purpose of this Program and shall take any other action necessary to the proper operation of this Program. All decisions and acts of the Compensation Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.

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                                  ARTICLE IV
                                  ELIGIBILITY

          4.1 To be eligible to participate in this Program for a given year, a person must have become an Eligible Employee not later than the day on or before the date which an Eligible Employee must make the election provided for in Article V of this Program for that year and either be employed by the Corporation on the Date of Deferral for that year, or be eligible to receive a lump sum payment under the Equalization Plan or SRIP.

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                                   ARTICLE V
                                   DEFERRALS

          5.1 During each of the years this Program is in effect, Eligible Employees shall be informed of the opportunity to participate in this Program. An Eligible Employee choosing to participate in this Program must make an election to do so on or before the date designated by the Administrative Committee and otherwise in accordance with such procedures as may be established by the Administrative Committee.

          5.2 (a) While an election to defer Variable Compensation under one of the Variable Compensation Plans shall be irrevocable when made until the next scheduled annual election period, participation in this Program with respect to Variable Compensation shall become effective only on the Date of Deferral and only if, on such date, the Eligible Employee receives an award under one of the Variable Compensation Plans (or would have received an award but for an election to defer under this Program).

         Variable Compensation awards, if any, must be deferred during the annual election period immediately preceding the calendar year in which such services will be performed. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Program after the Merger Date may elect to defer a Variable Compensation award during the calendar year in which services will be performed; provided, however, he or she makes an election to defer within 31 days after becoming eligible to participate in this Program.

         (b) Participation in this Program shall become effective only on the Date of Deferral and only if, on such date, the Eligible Employee remains employed with the Corporation. Base salary must be deferred during the annual election period immediately

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preceding the calendar year in which such services will be performed.  A
Participant may suspend his or her election to defer his or her base salary (but may not otherwise reduce or change an election mid-year) at any time; provided, however, that such Eligible Employee may not resume deferrals of base salary until the following calendar year. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Program after the Merger Date may elect to defer a portion of his or her base salary during the calendar year in which services will be performed; provided he or she makes an election to defer within 31 days after becoming eligible to participate in this Program.

          (c) A Participant must elect to defer lump sum payments that he or she would otherwise receive in accordance with the terms of the SRIP or Equalization Plan during the annual election period immediately preceding the calendar year in which such payments would otherwise be received.

          5.3 (a) A Participant may elect voluntarily to defer (i) up to 85% of the Participant's award under the Variable Compensation Plans (in 10% increments, which will apply only for the first 80% of such deferrals),
(ii) up to 25% of his or her base salary (in increments of 1% up to the first 5% and 5% increments thereafter) and/or (iii) up to 100% of his or her lump sum payment from the SRIP or Equalization Plan.

          (b) A Participant must elect, during any applicable calendar year, to defer in the aggregate a minimum of $2,000 of his or her base salary, Variable Compensation or lump sum payment from the SRIP or Equalization Plan in order to participate in this Program. Notwithstanding any provision in this Program to the contrary, if a Participant fails to defer at least $2,000 of his base salary, Variable Compensation or lump sum payment from the SRIP or Equalization Plan in any calendar year, the Administrative Committee may, in its sole discretion,


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require such Participant to irrevocably elect to defer a minimum of $2,000 in the calendar year immediately following thereafter in order to participate in this Program.

          5.4 (a) The Corporation shall credit a Participant with an amount equal to 75% of a Participant's deemed annual contribution as determined under subsection (b) of this Section 5.4.

          (b) A Participant's deemed annual contribution shall equal A multiplied by B, where A and B are as follow:

          A equals that portion of a Participant's compensation in excess of the limits contained in Code Section 401(a)(17) (as defined in Section 1.12 of the Savings Program without regard to Code
               Section 401(a)(17), and without regard to any deferrals under this Program), up to $170,000 which is deferred under this Program. Such $170,000 shall be adjusted at the same time and in the same manner as the limitation described in Code Section 415(d)(3); and

          B equals the percentage of such Participant's compensation (as defined under Section 1.12 of the Savings Program) which has been contributed to the Savings Program for the applicable calendar year as a Basic Deduction pursuant to Section 2.7.2 of the Savings Program.

          (c) The Corporation shall credit each Participant with the amount determined pursuant to subsection (a) of this Section 5.4, in arrears, on each Deferral Date; provided that such Participant remains eligible to participate in this Program and is employed by the Corporation on the Deferral Date. Notwithstanding the foregoing, the Corporation shall not credit a Participant with the amount determined pursuant to subsection (a) of this Section 5.4 (as

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of the Participant's termination of employment) if the Participant terminates employment with the Corporation during a calendar year for any reason, except if the Participant's employment is terminated by reason of death, Disability, Retirement or termination by the Corporation other than for cause.


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                                 ARTICLE VI
                PAYMENTS TO PARTICIPANTS AND BENEFICIARIES


          6.1 Time of Payment. (a) Subject to subsections (b), (c) and (d) of this Section 6.1, a Participant shall begin to receive payment of his or her deferrals, and any earnings accruals credited under Article VIII, during the January next following his or her date of termination of employment.

          (b) (i) Notwithstanding any provision in this Program to the contrary, a Participant may elect to commence receipt of payments of any amounts deferred upon a specific future payment date which is at least five years after the Date of Deferral or such shorter schedule as the Compensation Committee may determine. Such payments must begin no later than the calendar year in which the Participant attains age 70 1/2. A Participant making such an election shall receive his or her lump sum payment in the January next following his or her future payment date or, if applicable, such Participant shall receive installment payments in accordance with Section 6.2.

          (ii) With respect to a Participant who has attained age 55 at the time of the election of his or her deferral, the five year period described in subsection (i) shall instead be one year with respect to deferrals of base salary or Variable Compensation.

          (iii) A Participant is limited to four future fixed year payments. The amounts paid out in such fixed year payments (if prior to termination of employment) may not exceed the sum of a Participant's deferral of base salary or Variable Compensation under this Program.

          (c) A Participant who has not yet terminated employment, but has an Unforeseen Emergency, may receive any or all of his or her Variable Compensation and base salary deferrals, excluding any earning accruals credited to him or her pursuant to Article VIII of this


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Program; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency and any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a withdrawal under this Section 6.1. Earning accruals will remain in the Program and continue to accrue earnings under Article VIII until the payment date or dates described in Article VI.

          (d) Notwithstanding any provision in this Program to the contrary, a Participant may, on the applicable Date of Deferral or at any time thereafter prior to a Change in Control, elect to receive payment of his or her entire account balance under this Program at such time as the Board of Directors of Dow determines that a Change in Control has occurred. Such payment shall be made in a lump sum within 45 days after the Change in Control.

           6.2 Form of Payments. (a) A Participant may elect to receive payments under this Program in annual or quarterly installments. Such installments must commence as described in Section 6.1, and must be completed by the calendar year in which the Participant attains age 85.

           (b)    A Participant may elect to receive installment payments either
(i) annually during each January or (ii) quarterly, commencing in the January that payment was otherwise due in accordance with Section 6.1. If a Participant does not elect the form of his or her installment payments, such installment payments shall be made annually during each January.

           (c) If a Participant does not elect the form of his or her payments, such payments shall be made in a lump sum payment.

           (d) A Participant may change the form of payment previously elected only one time and subject to the following restrictions:


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                (i)   such election is made in the calendar year that the
                      Participant terminates employment, to be effective no earlier than the following calendar year;


                (ii) the election is subject to the consent of the Administrative Committee.

          (e) 1. If a Participant dies at any time prior to receiving any portion of his or her account balance under this Program, payment shall be made to the Participant's Beneficiary as follows:

                      (A) If the Participant's Beneficiary is his or her surviving spouse, such Participant's entire account balance under this Program shall be paid as follows:

                      (i) ten annual installments or a shorter schedule, if so elected by the surviving spouse, or

                      (ii) a lump sum payment payable on or about the January 1st following the Participant's death.

                      (B) If the Participant's Beneficiary is someone other than his or her surviving spouse, such Participant's entire account balance under this Program shall be paid in a lump sum payment as soon as practical following the Participant's death.

                       2. If a Participant dies at any time after payment of his or her account balance under this Program has begun, such Participant's Beneficiary shall continue to receive payment of the Participant's account in the same manner as the Participant elected, or such shorter payment schedule as elected by the Beneficiary.

           (f) If any lump sum distribution otherwise payable under this Program would be disallowed in any part as a deduction to the Corporation in accordance with Section 162(m) (or a

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successor Section) of the Internal Revenue Code, the Compensation Committee may
determine to distribute the amount of such benefit in installments such that the Participant or Beneficiary shall receive the maximum amount permissible in each installment and still preserve the Corporation's full tax deduction.

          6.3 Amount of Payment. (a) If a Participant is terminated by the Corporation for cause, he or she shall receive the lesser of (A) any amounts he or she actually deferred under Article V, less any previous payments made or (B) his or her account balance under this Program. Such payment shall be made in a lump sum payment as soon as administratively practical following the Participant's termination of employment; provided, however, that such Participant will forfeit all earnings accruals credited to him or her pursuant to Article VIII.

          (b) If a Participant voluntarily separates from employment with the Corporation or retires under the Retirement Program with an actuarially reduced pension, he or she shall receive, (i) with respect to deferral elections made before 1995, a lump sum payment equal to the lesser of (A) any amounts he or she actually deferred under this Program, plus credits to his or her account at the Fixed Income Rate from his or her Date of Deferral less any previous payments made, or (B) his or her account balance under this Program, and (ii) with respect to deferral elections made in 1995 and later, his or her account balance. Such payments will be made as soon as administratively practical after the Participant's termination of employment. Notwithstanding the foregoing, a Participant who retires under the Retirement Program with an actuarially reduced pension may elect to receive his or her payments in any form described in
Section 6.2.


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          (c)   If a Participant terminates employment on account of Retirement,
Disability, death, or through action of the Corporation taken without cause, such Participant (or Beneficiary) shall be entitled to receive the full amount of his or her account balance.

          6.4 Payment in U.S. Dollars. All payments under this Program shall be made in U.S. dollars.

          6.5 Reduction of Payments. All payments under this Program shall be reduced by any and all tax payments that the Corporation is required to withhold pursuant to applicable law.

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                                  ARTICLE VII
                                 BENEFICIARIES


          7.1 A Participant may at any time, and from time to time, prior to his or her death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If no such designation is on file with the Corporation at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant under the Corporation's Savings Program. If a Participant has not effectively designated a beneficiary under the Savings Program, or if no designated beneficiary has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Administrative Committee, the Beneficiary shall be treated as having predeceased the Participant. The Administrative Committee may require such proof of death and such evidence of the right of any person to receive all or part of a deceased Participant account balance, as the Administrative Committee may consider appropriate. The Administrative Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.


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                                 ARTICLE VIII
                               EARNINGS ACCRUALS


          8.1 Each Participant's account balance under this Program shall be credited with earnings from the Date of Deferral through the date such deferral is paid out or withdrawn pursuant to Article VI. Earnings under this Section 8.1 shall accrue at the rate elected in accordance with Section 8.2.

          8.2 (a) Earnings accruing in accordance with Section 8.1 shall accrue at (i) the Fixed Income Rate, (ii) the Dow Stock Value Rate, (iii) the Applicable Equity Investment Fund Rate or (iv) a combination of the three rates. Prior to the Merger Date, two additional earnings accrual rates existed: the UCC Discounted Stock Value Rate and the UCC Stock Value Rate. Effective as of the Merger Date, all funds currently accruing earnings at the UCC Discounted Stock Value Rate and/or the UCC Stock Value Rate and all elections for future deferrals at the UCC Discounted Stock Value Rate and/or the UCC Stock Value Rate shall be deemed an election to accrue earnings at the Dow Stock Value Rate.

          (b) Subject to subparagraph (c), a Participant shall designate at the time of his or her election to defer any amounts under this Program which accrual rate or rates shall apply to his or her deferrals (deferrals of matching contributions made pursuant to Section 5.4 shall be allocated to the same accrual rates as those selected for Basic Deductions for the same year); provided such elections must be in whole percentage points. Such elections shall be effective as of the Date of Deferral through the date such deferral is paid out or withdrawn pursuant to Article VI.

          (c) A Participant may, one time each calendar month, elect to change the accrual rate under this Section 8.2 with respect to any or all previous deferrals under this Program.


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

          (d) Notwithstanding the foregoing, a Participant who either (i) is subject to Section 16 of the Exchange Act or (ii) is deemed subject to Section 16 of the Exchange Act by the Compensation Committee, may utilize the Dow Stock Value Rate; provided, however, that such allocated amounts shall not be eligible for reallocation to another accrual rate under this Section 8.2 for a period of 6 months from the Date of Deferral.


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

                                  ARTICLE IX
                              GENERAL PROVISIONS



          9.1 Prohibition of Assignment of Transfer. Any assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under this Program shall be null and void and shall be disregarded, except to the extent required by law.

          9.2 Program Not to Be Funded. The Corporation and Dow are not required, for the purpose of funding this Program, to segregate any monies from their general funds, create any trusts, or make any special deposits, and the right of a Participant or Beneficiary to receive a payment under this Program shall be no greater than the right of an unsecured general creditor of the Corporation.

          9.3 Effect of Participation. Neither selection as a Participant, nor an election to participate or participation in this Program, shall entitle a Participant to receive awards under the Variable Compensation Plans, SRIP or Equalization Plan or a matching contribution under the Savings Program, or affect the Corporation's right to discharge a Participant.

          9.4 Communications To Be in Writing. All elections, requests and communications to the Corporation or its designated agent from Participants and Beneficiaries, and all communications to such persons from the Corporation, shall be in writing, and in such form and manner, and within such time, as the Corporation shall determine. In lieu of the foregoing, the Corporation may install a telephonic voice response system for such elections, requests and communications.

          9.5 Absence of Liability. No officer, director or employee of the Corporation or of Dow shall be personally liable for any acts or omission to act under this

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

Program or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.

          9.6 Titles for Reference Only. The titles given herein to sections and subsections are for reference only and are not to be used to interpret the provisions of this Program.

          9.7 New York Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Program shall be determined in accordance with New York law.

          9.8 Amendment. The Compensation Committee may amend this Program at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment. In addition, any amendment which does not increase the Corporation's annual cost of any past or future benefits under this Program by more than $500,000, change the eligibility requirements, or impact the ability of officers to utilize the Dow Stock Value Rate, may be authorized by the Administrative Committee.

          9.9 Program Termination. The Compensation Committee may terminate this Program for any reason and at any time. In the event of such termination, the accounts of each Participant or Beneficiary under this Program shall become immediately payable in accordance with Section 6.1; provided that the Compensation Committee, in its sole discretion, upon Program termination or at any time thereafter, may decide to make lump sum payments in lieu of annual payments.


                                       UNION CARBIDE CORPORATION



                                       By: /s/ M.A. Kessinger


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